                                 TERM LOAN AGREEMENT

          THIS TERM LOAN AGREEMENT (the "Agreement") is made and entered into as of this 1st day of May, 1995, by and between SANWA BANK CALIFORNIA (the "Bank") and GOLDEN STATE VINTNERS (the "Borrower").

                                      SECTION I

                                  AGREEMENT TO LEND

          1.01 COMMITMENT TO LEND. Subject to the terms and conditions of this Agreement and so long as no Event of Default occurs, the Bank agrees to extend to the Borrower the credit accommodations that follow.

          1.02 TERM LOAN. The Bank agrees to lend to the Borrower, upon the Borrower's request made prior to June 30, 1995, up to the maximum amount of $4,875,000 (the "Term Loan").

               A. PURPOSE. Proceeds from the Term Loan shall be used to finance the purchase of real estate.

               B. TERM LOAN ACCOUNT. The Bank shall maintain on its books a record of account in which the Bank shall make entries setting forth all payments made, the application of such payments to interest and principal, accrued and unpaid interest (if any) and the outstanding principal balance under the Term Loan (the "Term Loan Account"). The Bank shall provide the Borrower with a monthly statement of the Borrower's Term Loan Account, which statement shall be considered to be correct and conclusively binding on the Borrower unless the Borrower notifies the Bank to the contrary within 30 days after the Borrower's receipt of any such statement which it deems to be incorrect.

               C. INTEREST. The Term Loan shall bear interest at the following rates at the Borrower's election:

                    (a) VARIABLE RATE BALANCES. The outstanding principal balance of the Term Loan ("TERM BALANCE") shall bear interest at a rate equal to Bank's reference rate, as it may change from time to time, plus 1% per annum ("Variable Rate Balances"). The rate of interest shall be adjusted concurrently with any change in Bank's Reference Rate.

                    (b) FIXED RATE BALANCES. The Borrower may from time to time elect that the entire Term Balance shall accrue interest on the amount of such Term Balance at a fixed rate for such period of time as the Bank may quote and offer; provided that any such period of time (i) shall be for at least 30, 60, 90, 180 or 360 days and (ii) shall not extend beyond the maturity date of the Term Loan (the "Interest Period"); and provided further that the then outstanding Term Balance shall not be less than $250,000. Such interest rate shall be a percentage approximately equivalent to 2.50% per annum in excess of the rate which the Bank determines in its sole and absolute discretion to be equal to the Bank's cost of acquiring funds (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the Bank's borrowing or purchase of such funds) in an amount approximately equal to the amount of the Term Balance and for a period of time approximately equal to the relevant Interest Period (the "Fixed Rate"). The Term Balance bearing interest at the Fixed Rate is hereinafter referred to as "Fixed Rate Balance".

                    (c) EURODOLLAR RATE BALANCES. In addition to Variable Rate Balances, the Bank hereby agrees to make the Term Balance, accrue interest at a fixed rate quoted by the Bank for 30, 60, or 90 days or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond the maturity date of the loan) [the "Eurodollar Interest Period"]. Such interest rate shall be a percentage approximately equivalent to 2.50% in excess of the Bank's Eurodollar Rate which is that rate determined by the Bank's Treasury Desk as being the approximate rate at which the Bank could purchase offshore U.S. dollar deposits in an amount approximately equal to the amount of the Term Loan and for a period of time approximately equal to the relevant Eurodollar Interest Period (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the purchase by the Bank of such U.S. dollar deposits)[the "Eurodollar Rate"]. Term Balances based upon the Eurodollar Rate are hereinafter referred to as "Eurodollar Rate Balances".

                    (d) INTEREST PAYMENTS. Borrower hereby promises and agrees to pay interest on any Fixed Rate Balances, Eurodollar Rate Balance and any Variable Rate Balance in arrears on the fifth calendar day of each month. Interest shall be calculated on the basis of a year of 360 days for actual days elapsed.

                    (e) NOTICE OF ELECTION TO ADJUST INTEREST RATE. Upon telephonic notice which shall be received by the Bank at or before 2:00 p.m. (California time) on a business day, the Borrower may elect:

                         (1) That interest on a Variable Rate Balance shall be
adjusted to accrued at the Fixed Rate or the Eurodollar Rate; provided, however, that such notice shall be received by the Bank no later than two business days prior to the day (which shall be a business day) on which Borrower requests that interest be adjusted to accrue at the Fixed Rate or Eurodollar Rate.

                         (2) That interest on a Fixed Rate Balance or Eurodollar
Rate Balance shall continue to accrue at a newly quoted Fixed Rate or Eurodollar Rate or shall be adjusted to commence to accrue at the Variable Rate; provided, however that such notice shall be received by the Bank no later than two business days prior to the last day of the Interest Period or Eurodollar Interest Period pertaining to such Fixed Rate Balance or Eurodollar Rate Balance as the case may. If the Bank shall not have received notice as prescribed herein of Borrower's election that interest on any Fixed Rate Balance or Eurodollar Rate Balance shall continue to accrue at the Fixed Rate or Eurodollar Rate, Borrower shall be deemed to have elected that interest thereon shall be adjusted to accrue at the Variable Rate upon the expiration of the relevant Interest Period or Eurodollar Interest Period pertaining to such Term Balance.

                    (f) PROHIBITION AGAINST PREPAYMENT OF FIXED RATE BALANCES OR EURODOLLAR RATE BALANCES. Notwithstanding anything to the contrary in the Agreement, no prepayment shall be made on any Fixed Rate Balance or Eurodollar Rate Balance except on a day which is the last day of the relevant Interest Period or Eurodollar Interest Period pertaining thereto. If the whole or any part of any Fixed Rate Balance or Eurodollar Rate Balance is prepaid by reason of acceleration or otherwise, the Borrower shall, upon the Bank's request, promptly pay to and indemnify the Bank for all costs and any loss (including interest) actually incurred by the Bank and any loss (including loss of profit resulting from the re-employment of funds) sustained by the Bank as a consequence of such prepayment.

                    (g) INDEMNIFICATION FOR FIXED RATE COSTS AND EURODOLLAR RATE COSTS. During any period of time in which interest on any Term Balance is accruing on the basis of the Fixed Rate or the Eurodollar Rate, the Borrower shall, upon the Bank's request, promptly pay to and reimburse the Bank for all costs incurred and payments made by the Bank by reason of any future assessment, reserve, deposit or similar requirements or any surcharge, tax or fee imposed upon the Bank or as a result of the Bank's compliance with any directive or requirement of any regulatory authority pertaining or relating to funds used by the Bank in quoting and determining the Fixed Rate or the Eurodollar Rate.

                    (h) CONVERSION FROM FIXED RATE OR EURODOLLAR RATE TO VARIABLE RATE. In the event that the Bank shall at any time determine that the accrual of interest on the basis of the Fixed Rate or the Eurodollar Rate (i) is infeasible because the Bank is unable to determine the Fixed Rate or Eurodollar Rate due to the unavailability of U.S. dollar deposits, contracts or certificates of deposit in an amount approximately equal to the amount of the relevant Balance and for a period of time approximately equal to the relevant Interest Period or Eurodollar Interest Period; or (ii) is or has become unlawful or infeasible by reason of the Bank's compliance with any new law, rule, regulation, guideline or order, or any new interpretation of any present law, rule, regulation, guideline or order, then the Bank shall give telephonic notice thereof (confirmed in writing) to the Borrower, in which event any Fixed Rate Balance or Eurodollar Rate Balance shall be deemed to be a Variable Rate Balance and interest shall thereupon immediately accrue at the Variable Rate.

               D. PRINCIPAL. The Borrower hereby promises and agrees to pay principal in 9 equal installments of $325,000.00 per installment commencing on March 5, 1996 and continuing on the fifth day of each March of each year thereafter up to and including March 5, 2004. On March 5, 2005, the Borrower hereby promises and agrees to pay to the Bank the entire unpaid principal balance, together with accrued and unpaid interest.

               E. ADDITIONAL PRINCIPAL PAYMENTS. So long as the principal balance is greater than $3,250,000.00, within 120 days after the end of each of Borrower's fiscal years, the Borrower promises and agrees to pay to the Bank as a further payment of the principal of the Term Loan, an amount determined as follows:

                                   (I-E)*P

               Where:

               I = net profit plus depreciation plus amortization for the fiscal year just ended.

               E = principal payments made on long term debt made during the fiscal year just ended plus preferred dividends plus capital expenditures.

               P = for FYE 1996, 10%; for FYE 1997, 15%; and 20% for each FYE thereafter.

          Each payment received by the Bank shall, at the Bank's option, be applied to pay interest then due and unpaid and the remainder thereof (if any) shall be applied to pay principal.

                                      SECTION II

                         GUARANTORS/COLLATERAL/REAL PROPERTY

          2.01 GUARANTORS. The indebtedness incurred under and pursuant to this Agreement shall be guaranteed, in form and substance satisfactory to the Bank (each a "Guaranty"), by Golden State Acquisition Corp. (each a "Guarantor").

          2.02 THE COLLATERAL: To secure payment and performance of all the Borrower's Obligations under this Agreement and all other liabilities, loans, guarantees, covenants and duties owed by the Borrower to the Bank, whether or not evidenced by this or by any other agreement, absolute or contingent, due or to become due, now existing or hereafter and howsoever created, the Borrower hereby grants the Bank a security interest in and to all of the following property (the "Collateral"):

               (a) All goods now owned or hereafter acquired by the Borrower or in which the Borrower now has or may hereafter acquire any interest, including, but not limited to, all machinery, equipment, furniture, furnishings, tools, supplies and motor vehicles of every kind and description, and all additions, accessions, improvements, replacements and substitutions thereto and thereof.

               (b) All inventory now owned or hereafter acquired by the Borrower, including, but not limited to, all raw materials, work in process, finished goods, merchandise, parts and supplies of every kind and description, including inventory temporarily out of the Borrower's custody or possession, together with all returns on accounts.

               (c) All accounts, contract rights and general intangibles now owned or hereafter created or acquired by the Borrower, including, but not limited to, all receivables, goodwill, trademarks, trade styles, trade names, patents, patent applications, software, customer lists and business records.

               (d) All documents, instruments and chattel paper now owned or hereafter acquired by the Borrower.

               (e) All monies, deposits accounts, certificates of deposit and securities of the Borrower now or hereafter in the Bank's or its agents' possession.

               (f) All crops now growing or hereafter to be grown, together with all products and proceeds thereof (the "Crops"), on that certain real property described in the attached Exhibit "A" (the "Real Property").

               (g) All farm products now owned or hereafter acquired by or for the benefit of the Borrower consisting of supplies used or produced in the farming operations of the Borrower.

               (h) All proceeds of the Collateral, including but not limited to, all accounts, contract rights, documents, instruments and chattel paper resulting from the sale or disposition of the Collateral.

          The Bank's security interest in the Collateral shall be a continuing lien and shall include the proceeds and products of the Collateral including, but not limited to, the proceeds of any insurance thereon.

          2.03 REAL PROPERTY. The Borrower hereby agrees that all indebtedness referenced herein to be paid by the Borrower to the Bank and the Borrower's performance of each and all of the terms, covenants and agreements contained herein shall be secured by a deed of trust in form and substance satisfactory to the Bank (the "Deed of Trust") encumbering, as a lien of first encumbrance, certain real property described in the attached Exhibit "B" (the "Real Property"), located in the County of Fresno, State of California, subject only to current taxes and assessments not yet due and payable and exceptions numbered

_____________________________________, all as listed on a certain Preliminary
Title Report No. 455171 SKL (the "Permitted Title Exceptions") dated April 10, 1995 and issued by Chicago Title Company.

                                     SECTION III

                                 CONDITIONS PRECEDENT

          3.01 DELIVERY OF EXECUTED DOCUMENTATION AND OTHER INFORMATION TO
BANK. The Borrower shall, concurrent with its execution of this Agreement, deliver or cause to be delivered to the Bank, in form and substance satisfactory to the Bank:

               A. AUTHORITY TO BORROW. Evidence relating to the duly given approval and authorization of the execution, delivery and performance of this Agreement, all other documents, instruments or agreements required under this Agreement and all other actions to be taken by the Borrower hereunder or thereunder.

               B. LOAN DOCUMENTS. The documents described in Section II hereof, as applicable, and all other documents, instruments or agreements required or necessary to consummate the transactions contemplated under this Agreement (collectively the "Loan Documents"), all fully executed.

               C. LOAN FEES. Payment of a flat fee of $48,750 and all out-of-pocket expenses of Bank in connection with the preparation and negotiation of this Agreement.

               D. REAL PROPERTY:

                    a. An appraisal of the Real Property.

                    b. A title insurance policy or binder in the amount of $4,875,000.00 issued by a title insurance company satisfactory to the Bank and in such form and substance and with such endorsements as are satisfactory to the Bank. Such title insurance policy or binder shall indicate to the Bank's satisfaction that the Deed of Trust shall constitute a lien of first encumbrance on the Real Property subject only to the Permitted Title Exceptions and shall include a _______ 111.5 endorsement.

                    c. Evidence that the Deed of Trust has been recorded and constitutes a lien on the Real Property subject only to the Permitted Title Exceptions.

               E. MISCELLANEOUS DOCUMENTS. Such other documents and opinions as the Bank may require with respect to the transactions described in this Agreement.

                                      SECTION IV

                            REPRESENTATIONS AND WARRANTIES

The Borrower hereby makes the following representations and warranties to the Bank, which representations and warranties are continuing:

          4.01 STATUS: The Borrower is a corporation duly organized and validly existing under the laws of the State of California and is properly licensed and is qualified to do business and in good standing in, and, where necessary to maintain the Borrower's rights and privileges, has complied with the fictitious name statute of every jurisdiction in which the Borrower is doing business, and where the failure to so qualify or comply would have a material adverse effect upon the Borrower or its business.

          4.02 AUTHORITY: The execution, delivery and performance by the Borrower of this Agreement and any instrument, document or agreement required hereunder have been duly authorized and do not and will not: (i) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having application to the Borrower; (ii) result in a breach of or constitute a default under any material indenture or loan or credit agreement or other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (iii) require any consent or approval of its stockholders or violate any provision of its articles of incorporation or by-laws.

          4.03 LEGAL EFFECT: This Agreement constitutes, and any instrument, document or agreement required hereunder when delivered hereunder will constitute, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          4.04 FICTITIOUS TRADE STYLES: All fictitious trade styles used by the Borrower in connection with its business operations and each state in which each such fictitious trade style is used are listed below. The Borrower shall notify the Bank not less than 30 days prior to effecting any change in the matters described below or prior to using any other fictitious trade style at any future date, indicating the trade style and state(s) of its use.

                    TRADE STYLE                   STATE OF USE

                    See attached Exhibit "C"      California

          4.05 FINANCIAL STATEMENTS: All financial statements, information and other data which may have been or which may hereafter be submitted by the Borrower to the Bank are true, accurate and correct and have been or will be prepared in accordance with generally accepted accounting principles consistently applied and accurately represent in accordance with such principals the financial condition or, as applicable, the other information disclosed therein. Since the most recent submission of such financial information or data to the Bank, the Borrower represents and warrants that no material adverse change in the Borrower's financial condition or operations has occurred which has not been fully disclosed to the Bank in writing.

          4.06 LITIGATION: Except as have been disclosed to the Bank in writing, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Borrower's properties before any court or administrative agency which, if determined adversely to the Borrower, would have a material adverse effect on the Borrower's financial condition or operations or on the Collateral.

          4.07 TITLE TO ASSETS: The Borrower has good and marketable title to all of its assets (including, but not limited to, the Collateral) and the same are not subject to any security interest, encumbrance, lien or claim of any third person except for Permitted Liens.

          4.08 ERISA: If the Borrower has a pension, profit sharing or retirement plan subject to ERISA, such plan has been and will continue to be funded in accordance with its terms and otherwise complies with and continues to comply with the requirements of ERISA.

          4.09 TAXES: The Borrower has filed all tax returns required to be filed and paid all taxes shown thereon to be due, including interest and penalties, other than such taxes which are currently payable without penalty or interest or those which are being duly contested in good faith.

          4.10 ENVIRONMENTAL COMPLIANCE: The Borrower has implemented and complied in all material respects will all applicable federal, state and local laws, ordinances, statutes and regulations with respect to hazardous or toxic wastes, substances or related materials, industrial hygiene or environmental conditions. There are no suits, proceeding, claims or disputes pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its property claiming violations of any federal, state or local law, ordinance, statute or regulation relating to hazardous or toxic wastes, substances or related materials.

                                      SECTION V

                                      COVENANTS

          The Borrower covenants and agrees that, during the term of this Agreement, and so long thereafter as the Borrower is indebted to the Bank under this Agreement, the Borrower shall, unless the Bank otherwise consents in writing:

          5.01 PRESERVATION OF EXISTENCE; COMPLIANCE WITH APPLICABLE LAWS. Maintain and preserve its existence and all rights and privileges now enjoyed; not liquidate or dissolve, merge or consolidate with or into, or acquire any other business organization other than the merger of subsidiaries of the Borrower or acquisitions which qualify as capital expenditures under
Section 5.14 hereof; and conduct its business in accordance with all applicable laws, rules and regulations.

          5.02 MAINTENANCE OF INSURANCE. Maintain insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower operates and maintain such other insurance and coverages as may be required by the Bank.
All such insurance shall be in form and amount and with companies satisfactory to the Bank, including, but not limited to key-man life insurance in the minimum amount of 58,000,000 on the life of Jeffrey B. O'Neill.

          5.03 PAYMENT OF OBLIGATIONS AND TAXES. Make timely payment of all assessments and taxes and all of its liabilities and obligations unless the same are being contested in good faith.

          5.04 INSPECTION RIGHTS. At any reasonable time and from time to time, permit the Bank or any representative thereof to examine and make copies of the records and visit the properties of the Borrower and to discuss the business and operations of the Borrower with any employee or representative thereof. If the Borrower now or at any time hereafter maintains any records (including, but not limited to, computer generated records and computer programs for the generation of such records) in the possession of a third party, the Borrower hereby agrees to notify such third party to permit the Bank free access to such records at all reasonable times and to provide the Bank with copies of any records it may request, all at the Borrower's expense, the amount of which shall be payable immediately upon demand.

          5.05 REPORTING REQUIREMENTS. Deliver or cause to be delivered to the Bank in form and detail satisfactory to the Bank:

               A. Not later than 90 days after the end of each of the Borrower's fiscal years, a copy of the annual audited financial report of the Borrower for such year, prepared by a firm of certified public accountants acceptable to Bank.

               B. Not later than 30 days after the end of each month, the Borrower's financial statement as of the end of such month.

               C. Promptly upon the Bank's request, such other information pertaining to the Borrower or any Guarantor as the Bank may reasonable request.

          5.06 PAYMENT OF DIVIDENDS: Not declare or pay any dividends on any class of common stock now or hereafter outstanding except dividends payable solely in the Borrower's capital stock.

          5.07 REDEMPTION OR REPURCHASE OF STOCK: Not redeem or repurchase any class of the Borrower's stock now or hereafter outstanding.

          5.08 ADDITIONAL INDEBTEDNESS. Not, and not permit any subsidiary of the Borrower to, after the date hereof, create, incur or assume, directly or indirectly, any additional Indebtedness other than (i) Indebtedness owed or to be owed to the Bank or (ii) Indebtedness to trade creditors incurred in the ordinary course of the Borrower's business or (iii) Indebtedness of up to $39,500,000 owed to Gallo Winery, Prudential Life Insurance Company and John Hancock Mutual Life Insurance Company or (iv) Indebtedness secured by a Permitted Lien or (v) Indebtedness in respect of deferrred taxes or (vi) Indebtedness to growers representing the deferred purchase price for inventory or (vi) Indebtedness subordinated to Indebtedness owed to the Bank of up to $1,700,000.

          5.09 LOANS. Not make any loans or advances or extend credit to any third person, including, but not limited to, directors, officers, shareholders, partners, employees, affiliated entities or subsidiaries of the Borrower, except for credit extended in the ordinary course of the Borrower's business as presently conducted and except up to an aggregate amount of $3,000,000 may be loaned to the Borrower's subsidiaries in any one fiscal year.

          5.10 LIENS AND ENCUMBRANCES. Not create, assume or permit to exist any security interest, encumbrance, mortgage, deed of trust or other lien (including, but not limited to, a lien of attachment, judgment or execution) affecting any of the Borrower's properties, or execute or allow to be filed any financing statement or continuation thereof affecting any of such properties, except for Permitted Liens and as otherwise provided in this Agreement.

          5.11 TRANSFER ASSETS. Not sell, contract for sale, transfer, convey, assign, lease or sublet any of its assets except in the ordinary course of business as presently conducted by the Borrower, and then, only for full, fair and reasonable consideration, and except up to $250,000 of assets for any reason in any one fiscal year.

          5.12 CHANGE IN NATURE OF BUSINESS. Not make any material change in its financial structure or in the nature of its business as existing or conducted as of the date of this Agreement.

          5.13  FINANCIAL CONDITION.  Maintain at all times:

               (a) A minimum net profit after tax at each fiscal year-end of at least $1.00.

               (b) A ratio of Debt to Effective Tangible Net Worth of not more than 2.3 to 1 at each fiscal year-end.

               (c) A minimum working capital of not less than $8,000,000 at each fiscal year-end.

               (d) A ratio of the sum of net profit after tax plus depreciation and amortization and other non-cash transaction to the current portion of long-term Debt plus preferred stock dividends of not less than
1.25 to 1 at each fiscal year-end.

               (e) A minimum effective tangible net worth of not less than $21,050,000.00.

          For purposes of the foregoing, the term "effective tangible net worth" shall mean the Borrower's stated net worth less all its intangible assets (i.e., goodwill, trademarks, patents, copyrights, organization expense and similar intangible items) but including leaseholds and leasehold improvements and plus indebtedness subordinated (by its terms or by written agreement) to indebtedness owed by the Borrower to the Bank and the term "debt" shall mean all of the Borrower's liabilities excluding indebtedness subordinated (by its terms or by written agreement) to indebtedness owed by the Borrower to the Bank.

          Notwithstanding anything herein to the contrary, the consolidated financial statements of Golden State Acquisition Corporation shall be used for purposes of determining compliance with Section 7.14 (b) and (e) hereof.

          5.14 CAPITAL EXPENSES. Not make any fixed capital expenditure or any commitment therefor, including, but not limited to, incurring liability for leases which would be, in accordance with generally accepted accounting principles, reported as capital leases, or purchase any real or personal property in an aggregate amount exceeding $1,000,000 in any one fiscal year, other than capital expenditures in connection with the Borrower's grafting program.

          5.15 RENTALS. Not incur liability (in addition to that incurred as of the date of this Agreement) for the payment of, or pay, rentals for the renting, leasing or use of real or personal property in an aggregate amount exceeding $1,000,000 in any one fiscal year.

          5.16 NOTICES. Give prompt written notice to the Bank of any and all Events of Default and litigation, arbitration or administrative proceedings to which the Borrower is a party and in which the claim or liability exceeds $100,000.

          5.17  ENVIRONMENTAL COMPLIANCE.  The Borrower shall:

               (a) Implement and comply in all material respects with all applicable federal, state and local laws, ordinances, statutes and regulations with respect to hazardous or toxic wastes, substances or related materials, industrial hygiene or to environmental conditions.

               (b) Not own, use, generate, manufacture, store, handle, treat, release or dispose of any hazardous or toxic wastes, substances or related materials, except in accordance with applicable requirements of law.

               (c) Give prompt written notice of any discovery of or suit, proceeding, claim, dispute, threat, inquiry or filing respecting hazardous or toxic wastes, substances or related materials.

               (d) At all times indemnify and hold harmless Bank from and against any and all liability arising out of the use, generation, manufacture, storage, handling, treatment, disposal or presence of hazardous or toxic wastes, substances or related materials by Borrower.

                                      SECTION VI

                                  EVENTS OF DEFAULT

          Any one or more of the following described events shall constitute an event of default (an "Event of Default") under this Agreement:

          6.01 NON-PAYMENT. The Borrower shall fail to pay any payment of principal or interest or any other sum referred to in this Agreement within 10 days of when due.

          6.02 PERFORMANCE UNDER THIS AND OTHER AGREEMENTS. The Borrower shall fail in any material respect to perform or observe any term, covenant or agreement contained in this Agreement or in any document, instrument or agreement evidencing or relating to any indebtedness of the Borrower (whether owed to the Bank or third persons other than trade creditors), and any such failure (exclusive of the failure to pay money to the Bank under this Agreement which results in an event of default or under any other instrument, document or agreement with the Bank, which failure shall constitute and be an immediate Event of Default if not paid when due or when demanded to be due following the expiration of any applicable grace period) shall continue for more than 30 days after written notice from the Bank to the Borrower of the existence and character of such Event of Default.

          6.03 REPRESENTATIONS AND WARRANTIES; FINANCIAL STATEMENTS. Any representation or warranty made by the Borrower under or in connection with this Agreement or any financial statement given by the Borrower or any Guarantor shall prove to have been incorrect in any material respect when made or given or when deemed to have been made or given.

          6.04 INSOLVENCY. The Borrower or any Guarantor shall: (i) become insolvent or be unable to pay its debts as they mature; (ii) make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; (iii) file a voluntary petition in bankruptcy or seeking reorganization or to effect a plan or other arrangement with creditors; (iv) file an answer admitting the material allegations of an involuntary petition relating to bankruptcy or reorganization or join in any such petition; (v) become or be adjudicated a bankrupt; (vi) apply for or consent to the appointment of, or consent that an order be made appointing, any receiver, custodian or trustee, for itself or any of its properties, assets or businesses; or (vii) any receiver, custodian or trustee shall have been appointed for all or a substantial part of its properties, assets or business and shall not be discharged within 60 days after the date of such appointment.

          6.05 EXECUTION. Any writ of execution or attachment or any judgment lien shall be issued against any property of the Borrower and shall not be discharged or bonded against or released within 60 days after the issuance or attachment of such writ or lien.

          6.06 REVOCATION OR LIMITATION OF GUARANTY. Any Guaranty shall be revoked or limited or its enforceability or validity shall be contested by any Guarantor, by operation of law, legal proceeding or otherwise or any Guarantor who is a natural person shall die.

          6.07 SUSPENSION. The Borrower shall voluntarily suspend the transaction of business or allow to be suspended, terminated, revoked or expired any material permit, license or approval of any governmental body necessary to conduct the Borrower's business as now conducted.

          6.08 CHANGE IN OWNERSHIP. There shall occur a sale, transfer, disposition or encumbrance (whether voluntary or involuntary), or an agreement shall be entered into to do so, with respect to more than 20% of the issued and outstanding capital stock of the Borrower, other than warrants held by John Hancock Mutual Life Insurance Company and/or certain of its respective affiliates.

                                     SECTION VII

                                 REMEDIES ON DEFAULT

          Upon the occurrence of any Event of Default, the Bank may, in its sole and absolute election, without demand and upon only such notice as may be required by law:

          7.01 ACCELERATION. Declare any or all of the Borrower's indebtedness owing to the Bank, whether under this Agreement or under any other document, instrument or agreement, immediately due and payable, whether or not otherwise due and payable.

          7.02 CEASE EXTENDING CREDIT. Cease extending credit to or for the account of the Borrower under this Agreement or under any other agreement now existing or hereafter entered into between the Borrower and the Bank.

          7.03 TERMINATION. Terminate this Agreement as to any future obligation of the Bank without affecting the Borrower's obligations to the Bank or the Bank's rights and remedies under this Agreement or under any other document, instrument or agreement.

          7.04 NON-EXCLUSIVITY OF REMEDIES. Exercise one or more of the Bank's rights set forth herein or seek such other rights or pursue such other remedies as may be provided by law, in equity or in any other agreement now existing or hereafter entered into between the Borrower and the Bank, or otherwise.

                                SECTION VIII

                           MISCELLANEOUS PROVISIONS


          8.01 ACCOUNTING AND OTHER TERMS. All references to financial statements, assets, liabilities and similar accounting terms not specifically defined in this Agreement shall mean such financial statements prepared and such terms determined in accordance with generally accepted accounting principles consistently applied. Except where otherwise specified in this Agreement, all financial data submitted or to be submitted to the Bank pursuant to this Agreement shall be prepared in accordance with generally accepted accounting principles consistently applied. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the California Uniform Commercial Code.

          8.02 DEFAULT INTEREST RATE. The Borrower shall pay the Bank interest on any indebtedness or amount payable under this Agreement, if an Event of Default has occurred or is continuing, at a rate which is 3% in excess of the rate otherwise provided under this Agreement.

          8.03 APPLICATION OF PAYMENTS: All amounts received by the Bank whether as payments or as proceeds from the disposition or liquidation of collateral, if any, shall be applied to the Borrower's indebtedness to the Bank as follows: first, to the costs and expenses of collection, enforcement, protection and preservation, including but not limited to the Bank's lien in the collateral and including court costs and reasonable attorneys' fees, whether or not suit is commenced by the Bank; next, to those costs and expenses incurred by the Bank in enforcing and collecting this Agreement including protecting, preserving, liquidating, selling or disposing of the collateral, if any; next, to the payment of accrued and unpaid interest on all of the Obligations; next, to the payment of the outstanding principal balance of the Obligations; and last, to the payment of any other indebtedness owed by the Borrower to the Bank. Any excess existing after the payment of the foregoing will be returned or paid by the Bank to the Borrower.

          8.04 DISPUTE RESOLUTION. It is understood and agreed that upon the request of any party to this agreement any dispute, claim, or controversy of any kind, whether in contract or in tort, statutory or common law, legal or equitable now existing or hereinafter arising between the parties in any way arising out of, pertaining to or in connection with: (1) this Agreement, or any related agreements, documents, or instruments, (2) all past and present loans, credits, accounts, deposit accounts (whether demand deposits or time deposits), safe deposit boxes, safekeeping agreements, guarantees, letters of credit, goods or services, or other transactions, contracts or agreements of any kind, (3) any incidents, omissions, acts, practices, or occurrences causing injury to either party whereby the other party or its agents, employees or representatives may be liable, in whole or in part, or
(4) any aspect of the past or present relationships of the parties, shall be resolved through a two-step dispute resolution process administered by Judicial Arbitration & Mediation Services, Inc. ("J*A*M*S") as follows:

               a) STEP I - MEDIATION: At the request of any party to the dispute, claim or controversy of the matter shall be referred to the nearest office of J*A*M*S for mediation, that is, an informal, non-binding conference or conferences between the parties in which a retired judge or justice for the J*A*M*S panel will seek to guide the parties to a resolution of the case.

               b) STEP II - CONTRACTS SECURED BY REAL ESTATE - TRIAL BY COURT REFERENCE [SECTION 638(1)] CODE OF CIVIL PROCEDURE): If the dispute, claim or controversy is not one required or agreed to be submitted to arbitration as provided by subparagraph (b) and has not been resolved by Step I mediation, them any remaining dispute, claim or controversy shall be submitted for determination by a trial on Order of Reference conducted by a retired judge or justice from the panel of J*A*M*S appointed pursuant to the provisions of California Code of Civil Procedure Section 638(1) or any amendment, addition or successor section thereto to hear the case and report a statement of decision thereon. The parties intend this general reference agreement to be specifically enforceable in accordance with said section. If this parties are unable to agree upon a member of the J*A*M*S panel to act as referee then one shall be appointed by the Presiding Judge of the county wherein the hearing is to be held. The parties shall pay in advance, to the referee, the estimated reasonable fees and costs of the reference, as may be specified in advance by the referee. The parties shall initially share equally, by paying their proportionate amount of the estimated fees and costs of the reference. Failure of any party to make such a fee deposit shall result in a forfeiture by the non-depositing party of the right to prosecute or defend the cause(s) of action which is(are) the subject of the reference, but shall not otherwise serve to abate, stay or suspend the reference proceeding.

               c) PROVISIONAL REMEDIES. SELF HELP AND FORECLOSURE: No provision of, or the exercise of any right(s) under subparagraph
          (b), nor any other provision of this Dispute Resolution Provision, shall limit the right of any party to exercise self help remedies such as set off, to foreclose against any real or personal property collateral, or obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from any court having jurisdiction before, during or after the pendency of any MEDIATION OR TRIAL ON ORDER OF REFERENCE. At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for provisional remedies pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to MEDIATION OR TRIAL ON ORDER OF REFERENCE.

          8.05 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER AND THE BANK EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          8.06 RELIANCE. Each warranty, representation, covenant and agreement contained in this Agreement shall be conclusively presumed to have been relied upon by the Bank regardless of any investigation made or information possessed by the Bank and shall be cumulative and in addition to any other warranties, representations, covenants or agreements which the Borrower shall now or hereafter give, or cause to be given, to the Bank.

          8.07 ATTORNEY'S FEES. In the event of any action in relation to this Agreement or any document, instrument or agreement executed with respect to, evidencing or securing the indebtedness hereunder, the prevailing party, in addition to all other sums to which it may be entitled, shall be entitled to reasonable attorneys' fees.

          8.08 NOTICES. All notices, payments, requests, information and demands which either party hereto may desire, or may be required to give or make to the other party, shall be given or made to such party by hand delivery or through deposit in the United States mail, postage prepaid, rapifax, Federal Express or by Western Union telegram, addressed to the address set forth below such party's signature to this Agreement or to such other address as may be specified from time to time in writing by either party to the other.

          8.09 WAIVER. Neither the failure nor delay by the Bank in exercising any right hereunder or under any document, instrument or agreement mentioned herein shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder or under any other document, instrument or agreement mentioned herein preclude other or further exercise thereof or the exercise of any other right; nor shall any waiver of any right or default hereunder or under any other document, instrument or agreement mentioned herein constitute a waiver of any other right or default or constitute a waiver of any other default of the same or any other term or provision.

          8.10 CONFLICTING PROVISIONS. To the extent that any of the terms or provisions contained in this Agreement are inconsistent with those contained in any other document, instrument or agreement executed pursuant hereto, the terms and provisions contained herein shall control. Otherwise, such provisions shall be considered cumulative.

          8.11 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the Bank's prior written consent. The Bank may sell, assign or grant participations in all or any portion of its rights and benefits hereunder, with the prior written consent of the Borrower, which consent shall not be unreasonably withheld. The Borrower agrees that, in connection with any such sale, grant or assignment, the Bank may deliver to the prospective buyer, participant or assignee financial statements and other relevant information relating to the Borrower.

          8.12 JURISDICTION. This Agreement, any notes issued hereunder, and any documents, instruments or agreements mentioned or referred to herein shall be governed by and construed according to the laws of the State of California, to the jurisdiction of whose courts the parties hereby submit.

          8.13 HEADINGS. The headings set forth herein are solely for the purpose of identification and have no legal significance.

          8.14 ENTIRE AGREEMENT. This Agreement and the Loan Documents shall constitute the entire and complete understanding of the parties with respect to the transactions contemplated hereunder. All previous conversations, memoranda and writings between the parties or pertaining to the transactions contemplated hereunder that are not incorporated or referenced in this Agreement or the Loan Documents are superseded hereby.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                   BORROWER:

SANWA BANK CALIFORNIA                   GOLDEN STATE VINTNERS

By:                                     By:
   --------------------------------         ----------------------------------

-----------------------------------     --------------------------------------
          (Name/Title)                                 (Name/Title)

By:                                     By:
   --------------------------------         ----------------------------------

-----------------------------------     --------------------------------------
          (Name/Title)                                 (Name/Title)


Address:                                Address:
        ---------------------------             --------------------------------

-----------------------------------

RECORDING REQUESTED BY,
AND WHEN RECORDED, MAIL TO:

SANWA BANK CALIFORNIA
2035 Fresno Street
Fresno, California 93721

ATTN:   Stacey Thompson
        Fresno Commercial Banking Center #080-1
--------------------------------------------------------------------------------
                           AMENDMENT TO TERM LOAN AGREEMENT

     This First Amendment to Term Loan Agreement (the "Amendment") is made and entered into this 18th day of October, 1996, by and between SANWA BANK CALIFORNIA (the "Bank") and GOLDEN STATE VINTNERS (the "Borrower") with respect to the following:

     This Amendment shall be deemed to be a part of and subject to that certain Term Loan Agreement dated as of May 1, 1995, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

WHEREAS, the Agreement is secured by a certain deed of trust dated May 1, 1995, and recorded on May 5, 1995, as Instrument No. 95054740, of the Official Records of the County of Fresno, State of California (the "Deed of Trust") encumbering certain real property described in the attached Exhibit A and which Deed of Trust provides that it secures indebtedness evidenced by the Agreement as the Agreement may be modified or extended; and

WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify the Agreement.

NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

     1. CHANGE IN ADDITIONAL INDEBTEDNESS. Section 5.08 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

               "5.08 ADDITIONAL INDEBTEDNESS. Not, and not permit any subsidiary of the Borrower to, after the date hereof, create, incur or assume, directly or indirectly, any additional Indebtedness other than
          (i) Indebtedness owed or to be owed to the Bank or (ii) Indebtedness to trade creditors incurred in the ordinary course of the Borrower's business or (iii) Indebtedness of up to $45,000,000 owed to Gallo Winery, Prudential Life Insurance Company and John Hancock Mutual Life Insurance Company or (iv) Indebtedness secured by a Permitted Lien or
          (v) Indebtedness in respect of deferred taxes or (vi) Indebtedness to growers representing the deferred purchase price for inventory or (vi) Indebtedness subordinated to Indebtedness owed to the Bank of up to $1,700,000."

     2. CHANGE IN FINANCIAL CONDITION. Section 5.13(b) and (c) of the Agreement is deleted in its entirety and the following is substituted in lieu thereof and
Section 5.13 (e) is deleted in its entirety:

               "(b) A ratio of Debt to Effective Tangible Net Worth of not more than 3.5 to 1 are each fiscal year-end.

               (c) A minimum working capital of not less than $12,000,000 at fiscal year-end 1997 and thereafter."

     3. CHANGE IN CAPITAL EXPENSES. Section 5.14 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

               "5.14 CAPITAL EXPENSES.   Not make any fixed capital expenditure
          or any commitment therefor, including, but not limited to, incurring liability for leases which would be, in accordance with generally accepted accounting principles, reported as capital leases, or purchase any real or personal property in an aggregate amount exceeding

          $1,500,000 in any one fiscal year, other than capital expenditures in connection with the Borrower's grafting program."

     4. CONFIRMATION OF OTHER TERMS AND CONDITIONS OF THE AGREEMENT. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

     IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                        BORROWER:

SANWA BANK CALIFORNIA                        GOLDEN STATE VINTNERS

By:                                          By:
     -----------------------------                ---------------------------

----------------------------------           --------------------------------
               (Name/Title)                            (Name/Title)


                                             By:
                                                  ---------------------------

                                             --------------------------------
                                                       (Name/Title)

RECORDING REQUESTED BY,
AND WHEN RECORDED, MAIL TO:

SANWA BANK CALIFORNIA
2035 Fresno Street
Fresno, California 93721


ATTN:   Stacey Thompson
        Fresno Commercial Banking Center #DBD-1
-------------------------------------------------------------------------------

                           AMENDMENT TO TERM LOAN AGREEMENT

     This Second Amendment to Term Loan Agreement (the "Amendment") is made and entered into this 18th day of December, 1996, by and between SANWA BANK CALIFORNIA (the "Bank") and GOLDEN STATE VINTNERS (the "Borrower") with respect to the following:

     This Amendment shall be deemed to be a part of and subject to that certain Term Loan Agreement dated as of May 1, 1995, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

     WHEREAS, the Agreement is secured by a certain deed of trust dated May 1, 1995, and recorded on May 5, 1995, as Instrument No. 95054740, of the Official Records of the County of Fresno, State of California (the "Deed of Trust") encumbering certain real property described in the attached Exhibit A and which Deed of Trust provides that it secures indebtedness evidenced by the Agreement as the Agreement may be modified or extended; and

     WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify the Agreement.

     NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

     1. CHANGE IN TERM LOAN. The first paragraph of Section 1.02 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          "1.02 TERM LOAN. The Bank agrees to lend to the Borrower, upon the Borrower's request therefore, up to the maximum amount of $6,200,000 (the "Term Loan")".

     2. CHANGE IN INTEREST RATES. All references to 30 and 60 days in Section
1.02 C. (b) and (c) of the Agreement is deleted in their entirety.

     3. CHANGE TO PRINCIPAL. Section 1.02 D. of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          "D. PRINCIPAL. The Borrower hereby promises and agrees to pay principal in 2 equal installments of $325,000.00 per installment on March 5, 1996 and March 5, 1997 and 7 equal installments of $413,000 commencing on March 5, 1998 and continuing on the fifth day of each March of each year thereafter up to and including March 5, 2004. On March 5, 2005, the Borrower hereby promises and agrees to pay to the Bank the entire unpaid principal balance, together with accrued and unpaid interest".

     4. MODIFICATION OF PAYMENTS. Section 1.02 B. of the Agreement is deleted in its entirety.

     5. CHANGE IN INDEBTEDNESS. Section 5.08 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          "5.08 ADDITIONAL INDEBTEDNESS. Not, and not permit any subsidiary of the Borrower to, after the date hereof, create, incur or assume, directly or indirectly, any additional Indebtedness other than (i) Indebtedness owed or to be owed to the Bank or (ii) Indebtedness to trade creditors incurred in the ordinary course of the Borrower's business or (iii) Indebtedness of up to $45,000,000 owed to Gallo Winery, Prudential Life Insurance Company and John Hancock Mutual Life Insurance Company or (iv) Indebtedness secured by a Permitted Lien or
          (v) Indebtedness in respect of deferred taxes or
          (vi) Indebtedness to growers representing the deferred purchase price for inventory or (vi) Indebtedness subordinated to Indebtedness owed to the Bank of up to $1,700,000 or (vii) Indebtedness of up to $500,000 owed to Vintners International, Inc.".

     6. MODIFICATION OF COVENANTS. Section 5.13 (b), (c) and (e) of the Agreement are deleted in their entirety.

     7. CHANGE IN CAPITAL EXPENDITURES. Section 5.14 of the Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          "5.14 CAPITAL EXPENSES. Not make any fixed capital expenditure or any commitment therefor, including, but not limited to, incurring liability for leases which would be, in accordance with generally accepted accounting principles, reported as capital leases, or purchase any real or personal property in an aggregate amount exceeding $2,500,000 in any one fiscal year, other than capital expenditures in connection with the Borrower's acquisition of or capital improvements to a winery in Soledad, California provided that such capital expenditures may not exceed $8,600,000.00".

     8. FEES. As a condition precedent to the effectiveness of this Agreement, Borrower agrees to pay to Bank a fee of $17,000.00.

     9. CONFIRMATION OF OTHER TERMS AND CONDITIONS OF THE AGREEMENT. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

     IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                BORROWER:

SANWA BANK CALIFORNIA                GOLDEN STATE VINTNERS

By: /s/ William D. Bertrand          By: /s/ Jeffrey B. O'Neill
   --------------------------------     ----------------------------------------
William D. Bertrand, Vice President  Jeffrey B. O'Neill, President, Treasurer
-----------------------------------  -------------------------------------------
           (Name/Title)                           (Name/Title)

                                     By:
                                        ----------------------------------------

                                     -------------------------------------------
                                                  (Name/Title)

RECORDING REQUESTED BY,
AND WHEN RECORDED, MAIL TO:

SANWA BANK CALIFORNIA
2035 Fresno St.
Fresno, CA 93721

ATTN: Dwayne Bertrand

--------------------------------------------------------------------------------
APN# ________

                        THIRD AMENDMENT TO TERM LOAN AGREEMENT

     This Third Amendment to Term Loan Agreement (the "Amendment") is made and entered into this 18th day of April, 1997 by and between SANWA BANK CALIFORNIA (the "Bank") and GOLDEN STATE VINTNERS (the "Borrower") with respect to the following:

     This Amendment shall be deemed to be a part of and subject to that certain Term Loan Agreement dated as of May 1, 1995, as it may be amended from time to time, and any and all addenda and riders thereto (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

     WHEREAS, the Agreement is secured by a certain deed of trust dated May 1, 1995, and recorded on May 5, 1995, as Instrument No. 95054740, of the Official Records of the County of Fresno, State of California (the "Deed of Trust") encumbering certain real property described in the attached Exhibit A and which Deed of Trust provides that it secures indebtedness evidenced by the Agreement as the Agreement may be modified or extended; and

     WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify the Agreement.

     NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

     1.  MODIFICATION OF INTEREST RATE.  The Variable Rate provided for in
Section 1.02 C of the Agreement is reduced by .50% and the Fixed Rate and Eurodollar Rate are reduced by .30%.

     2. CONDITIONS PRECEDENT. As a condition precedent to the effectiveness of this Agreement,

          (a) Borrower agrees to pay Bank all of Bank's out-of-pocket expenses in connection with the preparation and negotiation of this Amendment.

          (b) Recordation of this Amendment in the official records of the County of Fresno.

          (c) A 110.5 endorsement to the Bank's title policy on the real property.

     3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby reaffirms the representations and warranties contained in the Agreement and represents that no event, which with notice or lapse of time, could become an Event of Default, has occurred or is continuing.

     4. CONFIRMATION OF OTHER TERMS AND CONDITIONS OF THE AGREEMENT. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement [and the Deed of Trust] unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.

     5. GOVERNING LAW. This Amendment shall be governed and construed in accordance with the laws of the State of California to which jurisdiction the parties hereto hereby consent and submit.

     5. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.

BANK:                                   BORROWER:

SANWA BANK CALIFORNIA                   GOLDEN STATE VINTNERS

By: /s/ William D. Bertrand              By: /s/ Brian Thompson
   -------------------------------         ---------------------------------
William D. Bertrand, VP                    CFO
----------------------------------      ------------------------------------
          Name/Title                              Name/Title






                           ATTACH NOTARY ACKNOWLEDGMENT(S)












                                         -2-